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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PENTON MEDIA INC.

1.       Donohue Meehan Publishing Company, an Illinois corporation.

2. Internet World Media, Inc., a Delaware corporation, and its wholly-owned subsidiaries:

         A. Penton Business Media London Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

                  a. Penton Media Ireland Limited, an Ireland corporation;

         B.       One, Inc., a Colorado corporation;

         C.       PMI Two, Incorporated, a Colorado corporation;

         D.       Penton Internet, Inc., a Delaware corporation.

3.       Penton Media Australia Pty. Limited, an Australian corporation.

4.       New Hope International Media Limited, a United Kingdom corporation.

5. Penton Media Holdings Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

         A.       Service Exhibitions Limited, a United Kingdom corporation;

         B. Equity Information Exchange Limited, a United Kingdom corporation;

         C. Penton Media Europe Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

                  a. Lightspeed Integrated Media Limited, a United Kingdom corporation (60% owned by Penton Media Europe Limited);

                  b. Service Management Publications Ltd., a United Kingdom corporation;

                  c. Conarch IT Ltd., a United Kingdom corporation (50% owned by Penton Media Europe Limited);

                  d. Hillgate Communications Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

                           (1) Hillgate Custom Publishing Limited, a United Kingdom corporation;

                  e. Penton Media International Limited, a United Kingdom corporation, and its subsidiary, 60% owned by Penton Media International Limited:

                           (1) Penton Media Spain S.A., a Spain corporation.

6.       Stardust.com, a California corporation.

7.       Streaming Media, Inc., a California corporation.

8. Duke Investments, Inc, a Colorado corporation, and its wholly-owned subsidiary:

         A. Duke Communications International, Inc., a Colorado corporation, and its wholly owned subsidiary:

                  a. Penton Communications Europe Limited (formerly known as Duke Communications Europe), a United Kingdom corporation.

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9.       PTS Delaware, Inc., a Delaware corporation.

10.      Tech Conferences, Inc., a Connecticut corporation.

11.      Healthwell.com, Inc., a Delaware corporation.

12.      Penton Media Germany (formally known as ComMunic), GmbH
         Kongresse-Messen Seminare, a Germany corporation.

13.      Penton Media, S. de R.L. de C.V., a Mexico corporation.

14. Penton Media Asia Limited (65% Penton Media, Inc. and 35% Internet World Media, Inc.), a Hong Kong corporation.

15.      Penton Media France (SAS), a France corporation (50% Penton Media,
         Inc.).